Exhibit 4.1

OurPet’s Company

2017 Stock Option Plan

Section 1.             General Purpose of the Plan; Definitions.

The name of the plan is the OurPet’s 2017 Stock Option Plan (the “Plan”) and is effective as of the Effective Date. The purpose of the Plan is to encourage and enable the officers, directors, key employees and consultants of OurPet’s Company (the “Company”) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. This Plan and any Awards granted hereunder are intended to be exempt from the requirements of Section 409A, and shall be interpreted and administered in a manner consistent with those intentions.

The following terms shall be defined as set forth below:

“Administrator” is defined in Section 2.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include, but not be limited to, Options and Restricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Cause” means, and shall be limited to, a vote of the Board to the effect that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement, death or disability) or omission to act by the participant, including without limitation, the commission of any crime, which may have a material and adverse effect on the business of the Company or on the participant’s ability to perform services for the Company, or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company.

“Change of Control” is defined in Section 11.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board referred to in Section 2.

“Director” means a member of the Board.

“Effective Date” means June 5, 2017.

“Exercise Date” means the date on the close of business on the day on which the Options shall have been exercised as provided in Section 5.

“Exercise Price” is defined in Section 5.

“Fair Market Value” means the fair market value of a Share as determined in good faith by the Administrator as follows: (i) if the Shares are listed on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the relevant date, the Fair Market Value per Share shall be deemed to be the closing market price on the date of grant of the Option or, if no such price is reported on such date, such price on the next preceding business day; or, (ii) if the Shares are not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per Share shall be deemed to be the amount most recently determined by the Board to represent the fair market value per Share (including without limitation a determination for purposes of granting Options or issuing Shares under an employee benefit plan of the Company).

"Grant Date" means, with respect to an Award, the date such Award is granted to a Participant. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

“Incentive Stock Options” shall mean incentive stock options as defined in Section Section 422 of the Code.

“Incumbent Director” is defined in Section 11.

“Non-Employee Director” shall mean a Director who: (i) is not an officer or employee of the Company or any Subsidiary; (ii) does not (A) receive compensation, directly or indirectly, from the Company or any Subsidiary for services rendered as a consultant or in any other capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. Section 229.404(a), or (B) possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. Section 229.404(a); and (iii) is not engaged in a business relationship for which disclosure would be required under Item 404(b) of Regulation S-K, 17 C.F.R. Section 229.404(b).

“Non-Statutory Stock Options” shall mean Options which are not Incentive Stock Options.

“Option” or “Stock Option” (when capitalized) shall mean any option granted under this Plan.

“Option Agreement” is defined in Section 5.

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“Optionee” shall mean a person to whom a Stock Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Section 409A” means Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder.

“Share” means a share of common stock (or other comparable equity interest) of the Company, subject to adjustment pursuant to Section 3.

“Shareholder” means the holder of a Share.

“Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Section 2.             Administration of Plan; Authority to Select Participants and Determine Awards.

(a)          Administration of Plan. The Plan shall be administered by the Board or, at the discretion of the Board, the Compensation Committee of the Board (the “Committee”). The Board or the Committee, as applicable, shall be referred to herein as the “Administrator.” The Committee shall have all of the powers of the Board with respect to this Plan.

(b)          Authority to Select Participants and Determine Awards. The Administrator shall have the power and authority, subject to and within the limitations of the express provisions of the Plan and Section 409A, to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)          to select the officers, key employees, Directors and consultants of the Company to whom Awards may from time to time be granted;

(ii)         to determine the time or times of grant, and the extent, if any, of Options and Restricted Stock, or any combination of the foregoing, granted to any officer, key employee, Director or consultant;

(iii)        to determine the number of Shares to be covered by any Award granted to an officer, key employee, Director or consultant;

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(iv)        to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award granted to an officer, key employee, Director or consultant which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v)         to accelerate the exercisability or vesting of all or any portion of any Award granted to a participant;

(vi)        to extend the period in which Options granted may be exercised;

(vii)       to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award granted to a participant shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii)      to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments) granted to a participant; and to decide all disputes arising in connection with and make all determinations it deems advisable for the administration of the Plan.

All decisions, interpretations and constructions made by the Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons, including the Company and Plan participants.

(c)          Section 409A. Notwithstanding the foregoing, to ensure compliance with Section 409A each of the following limitations shall apply to the power and authority of the Administrator under Section 2(b) above:

(i)          No modification shall be made under Section 2(b)(iv) above which will result in an Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Administrator and the participant.

(ii)         Any acceleration of the exercisability or vesting of all or any portion of any Award is subject to the limitations of Section 409A and, unless otherwise determined by the Administrator, any acceleration of the exercisability or vesting of the Award under Section 2(b)(v) above shall comply with Section 409A.

(iii)       With respect to extensions that were not included in the original terms of an Option but were provided by the Administrator after the date of grant, if at the time of any such extension, the Exercise Price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Administrator, be limited to the earlier of (A) the maximum term of the Option as set by its original terms or (B) ten (10) years from the Grant Date. Unless otherwise determined by the Administrator, any extension of the term of an Option under Section 2(b)(vi) above shall comply with Section 409A to the extent applicable.

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(iv)        No Share or other amount payable with respect to an Award granted to a participant shall be deferred if such deferral constitutes a “deferral of compensation” within the meaning of Section 409A or otherwise causes the Share or other amount payable with respect to an Award to be subject to the requirements of Section 409A.

Section 3.             Shares Issuable under the Plan; Mergers; Substitution.

(a)          Shares Issuable. Subject to the provisions of Sections 3(b) and (c), the maximum number of Shares reserved and available for issuance under the Plan shall be one million seven hundred fifty thousand (1,750,000). For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan so long as the participants to whom such Awards had been previously granted receive no benefits of ownership of the underlying Shares to which the Award related. Shares issued under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

(b)          Stock Dividends, Mergers, etc. In the event of any recapitalization, reclassification, split-up or consolidation of Shares, separation (including a spin-off), dividend on Shares payable in Shares, or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, the Administrator shall make such appropriate adjustments in the Exercise Prices of Awards, including Awards then outstanding, in the number and kind of securities, cash or other property which may be issued pursuant to Awards under the Plan, including Awards then outstanding, and in the number of Shares with respect to which Awards may be granted (in the aggregate and to individual participants) as the Administrator deems equitable with a view toward maintaining the proportionate interest of the participant and preserving the value of the Awards. Notwithstanding the foregoing, no adjustment shall be made which will result in an Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Administrator and the participant.

(c)          Substitute Awards. The Administrator may grant Awards under the Plan in substitution for Share and Share-based awards held by key employees of another corporation who concurrently become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or shares of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions, subject to and in accordance with the requirements of Section 409A, as the Administrator considers appropriate in the circumstances.

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Section 4.             Eligibility.

Participants in the Plan will be Directors and such full or part-time officers and other key employees and consultants of the Company and of its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and who are selected from time to time by the Administrator, in its sole discretion.

(a)          Eligibility for Specific Options. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Non-statutory Stock Options may be granted to employees, Directors and consultants; provided, however, Non-statutory Stock Options may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Option is treated as “service recipient stock” under Section 409A of the Code because the Options are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Options comply with the distribution requirements of Section 409A of the Code.

(b)          Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

Section 5.             Options.

An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Administrator at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, all Incentive Stock Options shall be granted within ten years from the date this Plan is adopted by the Board or the date this Plan is approved by the Shareholders of the Company, whichever is earlier.

The Administrator in its discretion may grant Options to officers, key employees, Directors or consultants of the Company. Options granted to officers, key employees, Directors or consultants pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)          Exercise Price. The per Share Exercise Price of an Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant. Notwithstanding the foregoing and subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, in no event shall the per Share Exercise Price of any Option granted under this Plan be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

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(b)          Option Term. The Administrator shall fix the term of each Option, which term shall in no event exceed ten years from the date of grant.

(c)          Exercisability; Rights of a Shareholder. Options shall become exercisable at such time or times, whether or not in installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Option; provided, however, that any acceleration of the exercisability or vesting of all or any portion of any Award is subject to the limitations of Section 409A and, unless otherwise determined by the Administrator, any acceleration of the exercisability or vesting of the Award under this Section 5(c) shall comply with Section 409A. An Optionee shall have the rights of a Shareholder only as to Shares acquired upon the exercise of an Option and not as to unexercised Options.

(d)          Method of Exercise. Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i)          In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)         In the form of Shares that are not then subject to restrictions under any Company plan, if permitted by the Administrator in its discretion. Such surrendered Shares shall be valued at Fair Market Value on the Exercise Date.

Notwithstanding the foregoing, no payment of the purchase price under this Section 5(d) shall be made if such form of payment constitutes a deferral of compensation within the meaning of Section 409A or otherwise causes the Option to be subject to the requirements of Section 409A.

(e)          Determination of Purchase Price/Number of Shares Purchased. The Optionee may, at Optionee’s option, elect to pay some or all of the purchase price payable upon an exercise of Optionee’s Options by canceling a portion of Optionee’s Options exercisable for such number of Shares as are then issuable determined by dividing (i) the total purchase price payable in respect of the number of Shares being purchased upon such exercise by (ii) the Fair Market Value per Share as of the Exercise Date. If the Optionee wishes to exercise the Options pursuant to this method of payment with respect to the maximum number of Shares so purchasable pursuant to this method, then the number of Shares so purchasable shall be equal to the total number of Shares, minus the product obtained by multiplying (x) the total number of Shares purchasable by (y) a fraction, the numerator of which shall be the Exercise Price per share and the denominator of which shall be the Fair Market Value per Share as of the Exercise Date.

(f)          Non-transferability of Options. No Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution and, during the lifetime of such Optionee may be exercised only by such Optionee.

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(g)          Termination for Cause. If any Optionee’s service with the Company has been terminated for Cause, any Option held by such Optionee shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

(h)          Written Agreement. Each Option granted hereunder to an Optionee shall be embodied in a written agreement (an “Option Agreement”) that shall contain any term deemed necessary or desirable by the Administrator, provided such terms are not inconsistent with this Plan or any applicable law.

(i)           Other Termination. Unless otherwise determined by the Administrator, if the service of an Optionee holding Incentive Stock Options terminates for any reason other than for Cause, any Incentive Stock Option held by such Optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of service, for three (3) months (or such longer period as the Administrator shall specify at any time) from the date of termination of service or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(j)           Form of Settlement. Shares issued upon exercise of an Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

Section 6.             Restricted Stock Awards.

(a)          Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards to officers, key employees, Directors and consultants of the Company and of its Subsidiaries. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant in accordance with Code Section 83 (“Restricted Stock”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to an officer, key employee, Director or consultant by the Administrator in lieu of any compensation due to such officer, key employee, Director, or consultant.

(b)          Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Administrator may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Administrator in an amount equal to the specified purchase price, if any, of the Shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Administrator shall determine.

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(c)          Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a Shareholder with respect to the Restricted Stock including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d)          Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

(e)          Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”

(f)          Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

Section 7.             Tax Withholding.

(a)          Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Share or other amounts received thereunder first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)          Payment in Shares. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 8.             Transfer, Leave of Absence, Etc.

For purposes of the Plan, an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing shall not be deemed a termination of service.

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Section 9.             Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Administrator may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy Section 409A and the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.

Section 10.           Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Shares or other consideration not received by a participant, a participant shall have no rights greater than those of a general unsecured creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 11.           Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 11:

(a)          Each Stock Option shall automatically become fully exercisable unless the Administrator shall otherwise expressly provide at the time of grant.

(b)          Restrictions and conditions on Awards of Restricted Stock shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the maximum amount of Shares subject to such Awards unless the Administrator shall otherwise expressly provide at the time of grant.

(c)          Unless otherwise expressly provided at the time of grant, participants who hold Options shall have the right, in lieu of exercising the Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of a Share on the date such right is exercised and (y) the highest price paid for Shares or, in the case of securities convertible into Shares or carrying a right to acquire Shares, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Shares or at which Shares may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change of Control of the Company over (ii) the Exercise Price per share under the Option, multiplied by the number of Shares with respect to which such right is exercised.

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(d)          “Change of Control” shall mean the occurrence of any one of the following events:

(i)          any transaction (which shall include a series of transactions occurring within sixty days or occurring pursuant to a plan), that has the result that Shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

(ii)         persons who, as of the date of this Plan, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent the date of this Plan whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director;

(iii)        the Shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

(iv)        the Shareholders of the Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

Section 12.           General Provisions.

(a)          No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

(b)          Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

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(c)          Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to Shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 13.           Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such federal or state securities or other law or regulation including, but not limited to, the following:

(a)          a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b)          a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Section 14.           Interpretation.

(a)          The Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b)          Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(c)          Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

Section 14.           Governing Law.

This plan shall be governed by Ohio law except to the extent such law is preempted by federal law.

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Section 15.           Section 409A.

The Plan is intended to comply with the requirements of Section 409A, without triggering the imposition of any tax penalty thereunder. To the extent necessary or advisable, the Board may amend the Plan or any Award to delete any conflicting provisions and to add any such other provisions as are required to fully comply with the applicable provisions of Section 409A applicable to the Plan. The Administrator shall comply with Section 409A in establishing the rules and procedures applicable to the Plan. Notwithstanding any provision of this Plan or any Award to the contrary, if all or any portion of the payments and/or benefits under this Plan or any Award are determined to be “nonqualified deferred compensation” subject to Section 409A and the participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), as determined by the Administrator in accordance with Section 409A, as of the date of the participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), and the delayed payment or distribution of all or any portion of such amounts to which the participant is entitled under this Plan and/or any Award is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 15 shall be paid or distributed to the participant in a lump sum on the earlier of (a) the date that is six (6) months following termination of the participant’s employment, (b) a date that is no later than thirty (30) days after the date of the participant’s death or (c) the earliest date as is permitted under Section 409A. For purposes of clarity, the six (6) month delay shall not apply in the case of severance pay contemplated by Treasury Regulation Section 1.409A-1(b)(9)(iii) to the extent of the limits set forth therein. Any remaining payments due under this Plan and any Award shall be paid as otherwise provided therein.

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